NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 1998


TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Homasote Company will be held at the Office of the Company, Lower Ferry Road, Trenton, New
Jersey, on Friday, April 24, 1998, at 10:30 a.m. for the following purposes:

  1. To elect eight directors to hold office for one year and until their successors shall be elected and shall qualify, and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Pursuant to the provisions of the Bylaws, the Board of Directors has fixed the close of business on February 24, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.
Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                         By Order of the Board of Directors

                         CINDY F. ADLER
                         Secretary
Trenton, New Jersey
April 2, 1998

  Whether or not you expect to be present at the meeting, please sign the accompanying Proxy and return it promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                          PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Homasote Company of Proxies to be voted at the Annual Meeting of Stockholders of Homasote Company (the "Company") to be held April 24, 1998.

  The Company's Annual Report for the year ended December 31, 1997, Notice of Meeting, and a form of Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by voting in person at the meeting, by filing a later dated proxy with Cindy F. Adler, Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey 08628-0240. It is anticipated that the Proxy Statement and accompanying Proxy will first be sent to the Stockholders on or about April 2, 1998.
          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  As of February 24, 1998, the Company had 349,065 shares of outstanding common stock, 20 cents par value, which constitutes all of the outstanding voting securities of the Company. Only holders of common stock of record at the close of business on February 24, 1998, will be entitled to one vote per share on all business of the meeting. Abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of stockholders has been obtained with respect to any such matter and thus will have the effect of a vote to "Withhold" in the election of directors or as a "No" vote in any other matters included in the Proxy.

  The following table sets forth certain information as of February
24, 1998, with respect to the only persons known to the Company who beneficially owned more than 5% of the Company's voting securities.
                          Share of Common Stock        Percent
Name and Address of       of the Company Beneficially   of
Beneficial Owner         Owned Directly or Indirectly  Class


Irving Flicker                35,432                    10.15
  860 Lower Ferry Road
  Trenton, NJ 08628

Warren Flicker                55,982                    16.04
  14 Pond View Lane
  Titusville, NJ 08560

Michael R. Flicker, Esquire   55,092                    15.78
  285 Hamilton Avenue
  Suite 460
  Palo Alto, CA 94302


                       ELECTION OF DIRECTORS

  The Company currently has eight Directors who were elected for one-year terms and serve until their respective successors are duly elected and qualified. Unless marked to the contrary, it is intended that votes will be cast pursuant to the Proxies hereby solicited for the election of the eight nominees listed in the table below to serve until the Company's Annual Meeting in 1999 and until their respective successors are duly elected and qualified. Each of the nominees listed below, other than Charles A. Sabino and Norman Sharlin, is currently a Director of the Company, having been elected to serve as a Director at the company's Annual Meeting in 1997. Directors will be elected by a plurality vote. The Management is informed that all of the nominees are willing to serve as Directors, but if at the time of election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, the Proxies will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. The following table sets forth certain information with respect to the Directors and Officers (including the nominees for election as Directors.) Except as otherwise provided, each of the following executive officers of the Company has served in his present capacity or capacities for more than the past five years.

                NOMINEES FOR ELECTION AS DIRECTORS

                                       Shares of Common Stock
                                       of the Company
                                       Beneficially Owned
                       Year            Directly or          Percent
Name and Principal     Became          Indirectly as of     of
Occupation             Director  Age   February 24, 1998    Class


Joseph A. Bronsard     1995      64        1,100             0.32
 Executive Vice
 President 1995-present;
 Plant Manager Homasote
 Company, 1983-present

Irving Flicker(1,2,3)  1960      83       35,432            10.15
 Chairman of the Board
 1972-present; Chief
 Executive Officer,
 Homasote Company 1979-
 present

Michael R. Flicker(3)  1983      57       55,092            15.78
 Attorney-at-Law
 Flicker & Kerin
 Attorneys at Law,
 Palo Alto, CA, 1990-
 present Private
 practice of law,
 1969-present

Shanley E. Flicker(1)  1973      80       18,000             5.15
 Vice Chairman 1995-
 present, President
 and Chief Operating
 Officer, Homasote
 Company 1979-1994

Warren L. Flicker(2,3) 1974      54       55,982            16.04
 President and Chief
 Operating Officer
 1995-present,
 Executive Vice
 President, Homasote
 Company 1979-1994





Peter N. Outerbridge(4)    1960        69        1,363
 0.39
 Chairman of the Board
 Chelston Management
 Ltd. 1996-present,
 St. John's,
 Newfoundland, Canada

Charles A. Sabino,     ----      58        3,400             0.97
 C.P.A., J.D. Tax
 Consultant, Self-
 Employed present;
 Managing Partner,
 KPMG Peat Marwick LLP,
 Princeton, NJ 1967-1997,
 Certified Public
 Accountants for
 the Company

Norman Sharlin         ----      57        1,000            0.29
 President and
 Chief Operating
 Officer, Sharlin
 Light Corp.,
 Distributor of
 Lighting Products,
 Ewing Twp., NJ,
 1959-present

All directors and officers as a          171,369            49.09
 group (8) including those named
 above


(1)  Irving Flicker and Shanley E. Flicker are brothers.
(2)  Warren Flicker is the son of Irving Flicker.
(3) Michael R. Flicker is the son of Irving Flicker and brother of Warren Flicker.
(4) Investment Holding and Management Services. From 1988 to 1993, Mr. Outerbridge served as Chairman of the Board of Harvey & Co., a construction equipment and truck distributor, and as Director of Harvey Travel Ltd., a travel agency, in St. John's Newfoundland, Canada. Mr. Outerbridge is presently a Director of Newtel Enterprises Ltd., St. John's, Newfoundland, Canada.

                         OTHER INFORMATION

  The Board of Directors held four meetings in 1997, and with the exception of Mr. Michael R. Flicker and Mr. Peter Outerbridge, who attended 50% of the meetings, all of the Directors attended 100% of the meetings. The Directors who are not employees of the Company are each compensated with a retainer fee of $4,000 and, in addition, $500 per Board meeting attended. Directors who are employees of the Company are each compensated with a retainer fee of $1,000, but are not separately compensated for attendance at Board meetings.

  Irving Flicker, Shanley E. Flicker, Warren L. Flicker, Cindy F. Adler and Neil F. Bacon are Trustees of The Homasote Foundation, a non-profit corporation which distributes payments made by the Company for charitable and educational purposes. The Homasote Foundation owns 1,052 shares of the common stock of the Company.

  Irving Flicker is a member of the Homasote Pension Plan Committee which directs the manner in which Smith Barney Corporate Trust
Company, acting as Trustee under the Company's Pension Plan, exercises voting rights with respect to the 2,103 shares of the Company's common stock held by the Trustee.

  The Company does not have any standing Nominating, Audit or Compensation Committee or any standing committee performing similar functions. The functions customarily performed by such committees are considered the responsibility of the Board of Directors as a whole.


                      EXECUTIVE COMPENSATION

  Compensation for the Company's executive officers is the responsibility of the Board of Directors. Each executive officer's salary is based on his specific responsibilities, overall performance, and employment contract when applicable. The Board also periodically awards discretionary bonuses to executive officers. The bonuses are based upon the performance of the individual executive and the financial results of the Company.

  The following table sets forth certain information with regard to compensation awarded to, earned by, or paid by the Company in each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company, the only person who served in that capacity during 1997, and (ii) the only other executive officers of the Company (other than the Company's Chief Executive Officer) who were serving as executive officers of the Company at December 31, 1997, and whose total annual salary and bonus for such year exceeded $100,000.

                    SUMMARY COMPENSATION TABLE
                        Annual Compensation

                                         Other Annual  All Other
Name and Principal  Year Salary   Bonus  Compen.(1,2)
Compen.(3,5)
Position                  ($)      ($)    ($)          ($)


Irving Flicker      1997 125,060    ---  1,000         20,014
Chairman and CEO    1996 125,060    ---  1,000         19,594
                    1995 125,060  35,000 1,000         19,814

Shanley E. Flicker  1997 100,060    ---  1,000         11,250
Vice Chairman       1996 100,060    ---  1,000         11,096
                    1995 100,060  35,000 1,000         12,447

Warren L. Flicker(4)   1997       150,060      --- 1,000
      6,024
President and COO   1996 150,060   7,500 1,000          5,988
                    1995 150,060  75,000 1,000          5,432

Joseph A. Bronsard  1997  78,660    ---  1,000          8,949
Exec. V. President  1996  79,653   3,930 1,000          8,594
and Plant Manager   1995  79,940  50,000 1,000          8,687

(1) The incremental cost to the company of perquisites and other personal benefits did not for any year exceed 10% of any named executive's total annual salary and bonus.

(2)  Fees paid for service as Directors.

(3) Amounts for 1997 represent (i) Company contributions to its Savings Plan on behalf of Irving Flicker ($1,250), and Joseph
     A. Bronsard ($786); (ii) interest earned on amounts subject to the Company's Savings Plan for Irving Flicker ($11,737), Shanley E. Flicker ($6,376), Joseph A. Bronsard ($2,786) and Warren L. Flicker ($110); (iii) amounts paid by the Company for life insurance on Irving Flicker ($59), Shanley E. Flicker ($59), Joseph A. Bronsard ($117), and Warren L. Flicker ($117); (iv) amounts accrued under the Company's Pension Plan for its officers and directors, including Irving Flicker ($6,967), Shanley E. Flicker ($4,815), Warren L. Flicker ($5,796), and Joseph A. Bronsard ($5,257), including amounts of payouts from such plan to Irving Flicker ($6,967) and Shanley E. Flicker ($4,815).






(4) The Company has an employment contract with Warren L. Flicker dated April 26, 1979, effective as of May 1, 1979, providing for his continued employment in a full-time capacity until April 30, 1989, at an annual salary of $121,872 with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary. The Board of Directors at their meeting in April 14, 1988, passed a resolution extending Warren L. Flicker's contract until the board of Directors Meeting to be held April 1999.

(5) The Company instituted a Supplemental Retirement Plan effective January 1, 1978, for certain key employees. Payment is based on an "average annual earnings," which is defined as the average earnings in the five calendar years out of the ten calendar years of employment prior to the employee's retirement for which the employee received the highest earnings. As of this date, the Plan is unfunded.


Five Year Average   Annual Benefit for Years of Credited Service
Annual Earnings     Prior to Reduction to Social Security Benefits

          10 Years  15 Years      20 Years   30 Years  40 Years


$ 50,000  $12,500   $ 18,750      $ 25,000   $ 25,000  $ 25,000
 100,000   25,000     37,500        50,000     50,000    50,000
 150,000   37,500     56,250        75,000     75,000    75,000
 200,000   50,000     75,000       100,000    100,000   100,000
 250,000   62,500     93,750       125,000    125,000   125,000
 300,000   75,000    112,500       150,000    150,000   150,000
 350,000   87,500    131,240       175,000    175,000   175,000

   The current years of credited service of the individuals set forth in the table above are:
  Irving Flicker, 52; Shanley E. Flicker, 35; Warren L. Flicker,
                    32; Joseph A. Bronsard, 29.

In November 1975, the Board of Directors adopted a Savings Plan effective April 1, 1976, in which all employees are eligible to participate. Under the Savings Plan, each employee may contribute up to 15% of his or her total monetary compensation. The Savings Plan provides for contributions by the Company of 25% of the first 4% or fraction thereof contributed by each participating employee. The funds are administered through the Savings Plan's Trustee, Smith Barney Corporate Trust Company and invested in either a Fixed Income Guaranteed Fund or an Equity Fund as designated by the participating employee.

                       FIVE-YEAR COMPARISONS

PERFORMANCE GRAPH

The following graph compares for the five years ended December 31, 1997, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and with the cumulative total return on the Russell 200 Index. The graph assumes that $100 was invested on December 31, 1992 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Russell 2000 Index and that all dividends were reinvested.



           INFORMATION CONCERNING THE COMPANY'S AUDITORS

  The Board of Directors has not, as of the date hereof, selected the auditors for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP acted as the Company's independent accountants for the fiscal year ended December 31, 1997. A member of the firm of KPMG Peat Marwick LLP is expected to be present at the meeting and, if present, will have an opportunity to make a statement if he/she desires to do so and to respond to appropriate questions.


                          OTHER BUSINESS

  The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgement of the persons acting as Proxies.


                       STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its executive offices (please address to the attention of Cindy F. Adler, Secretary), P.O. Box 7240, West Trenton, New Jersey 0862-0240, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 3, 1998. Any such proposal must comply with Rule 14a-8 of the Regulation 14A of the Proxy Rules of the Securities and Exchange Commission.







                EXPENSE OF SOLICITATION OF PROXIES

  The cost of this solicitation of Proxies will be borne by the Company. The proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or telegram. The Company reimburses banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

  A copy of the Company's Annual Report on Form 10-K including the financial statements and schedules thereto is available, without charge, on written request directed to Neil F. Bacon, Treasurer, Homasote Company, P.O. Box 7240, West Trenton, New Jersey
08628-0240.

                    By Order of the Board of Directors

                    CINDY F. ADLER
                    Secretary

April 2, 1998